Exhibit 10.37

SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered into as of December 3, 2010, by and among Prospect Capital Corporation, a Maryland corporation, and Miller Petroleum, Inc., a Tennessee corporation.  Without any admission of liability, and in order to avoid the expense and inconvenience of litigation, the parties have agreed to settle their disputes and to the terms herein.  This Agreement memorializes the parties’ settlement.

In consideration of ten dollars in hand received by each party of the other, the receipt and sufficiency of which is hereby acknowledged, and for good and valuable consideration, including the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree to be legally bound as follows:

1.         Definitions.  “Prospect” means Prospect Capital Corporation, a Maryland corporation.  “Miller” means Miller Petroleum, Inc., a Tennessee corporation.  “The Lawsuit” means Case No. 3:10-cv-00606-P, Petro Capital III, LP v. Miller Petroleum, Inc., which was pending in the United States District Court for the Northern District of Texas, Dallas Division until its recent dismissal pursuant to a settlement agreement.  “The Claims” means all claims referenced in paragraph (a) and paragraph (b) of Section 5 of this Agreement.

2.         Closing.  The Closing shall occur simultaneously with the execution of this Agreement.  At the Closing, in full satisfaction of Prospect’s Claims, Miller shall deliver to Prospect an aggregate of 2,013,814 shares of Miller common stock (the “Shares”).  The Shares shall be delivered in the form of unlegended and unrestricted stock certificates.

3.         Future Sales of the Shares.

(a)         Prospect agrees that it shall not sell, in any three month period, a number of Shares greater than the greatest of:

(i)         one percent of the shares of common stock outstanding as shown by the most recent SEC report or statement published by Miller, or

(ii)         the average weekly reported volume of trading in Miller common stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date of receipt of the order to execute the transaction, or

(iii)         the average weekly volume of trading in such securities reported pursuant to an effective transaction reporting plan or an effective national market system plan as those terms are defined in 17 CFR 242.600 during the four-week period specified above.

(b)         Prospect shall not engage in any Short Sale of Miller common stock prior to December 1, 2011.  Prospect represents and warrants that it has not engaged in any Short Sale of Miller common stock in the past 30 days.  As used herein, “Short Sale” shall have the meaning ascribed in Rule 22 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended.

(c)         In the event Prospect violates paragraph 3(a) above, Prospect shall pay to Miller as liquidated damages the net proceeds from the sale of each share sold that exceeds the volume limitation provided in paragraph 3(a).  In the event Prospect violates paragraph 3(b) above, Prospect shall pay to Miller as liquidated damages the net proceeds from any Short Sale.  The foregoing are intended as liquidated damages and are the exclusive remedy for a violation of paragraphs 3(a) and (b).  Miller hereby waives and disclaims any right to recover other damages or remedies for a violation of paragraphs 3(a) or (b), including, without limitation, diminution of value of Miller common stock, diminution of market capitalization of Miller, and any consequential or incidental damages.

(d)         Until the earlier of December 1, 2011, or the conclusion of a quarter in which Prospect does not own any Shares of Miller common stock, Prospect shall provide Miller within ten (10) business days of the end of each quarter, account records regarding any sales of Miller common stock.  Without limitation, a duplicate transaction statement for any sale shall satisfy the above disclosure requirement.  Account records shall be considered to be delivered when either personally delivered or deposited in the U.S. Mail, postage prepaid, to Miller’s home office (or such other address designated by Miller in writing) or transmitted by facsimile to Miller’s fax number at its home office (or such other number designated by Miller in writing).

(e)         Prospect is not an “affiliate” of Miller, as the term “affiliate” is defined in Rule 144 under the Securities Act of 1933, as amended, in effect on the date of this Agreement.

4.         Miller’s Representations

(a)         Miller represents and warrants to Prospect that the Shares have been duly authorized, and are fully-paid and non-assessable, and shall be freely transferable without restriction (except for the volume limitation set forth below) or registration under the Securities Act.

(b)         Miller acknowledges and agrees that the Shares were acquired by Prospect from Miller solely upon cashless exercise of one or more warrants issued by Miller more than six (6) months prior to the date hereof, and that the Shares shall be deemed to have been acquired at the same time as such warrants, and, as such, the holding period of the Shares shall be tacked to the holding period of such warrants for purposes of Rule 144.

5.         Mutual Releases.

(a)         Effective upon delivery of the Shares at Closing, Prospect and Miller mutually, fully and finally release and discharge each other from any and all manner of action or actions, cause or causes of action, warranties, covenants, debts, obligations, controversies, liabilities, variances, judgments, executions, agreements, costs, losses, claims for court costs and attorneys’ fees, suits, contracts, promises, damages, claims, and demands whatsoever, in law or equity, known or unknown, suspected or unsuspected, matured or unmatured, liquidated or unliquidated, absolute or contingent, of every kind and nature whatsoever in law, in equity or otherwise, which it, its successors and assigns could have, now have or hereinafter may have against the other, from the beginning of time up to and including the date of this Agreement, including, without limitation, any claims in any way or form relating to, or arising out of (i) the facts, events, transactions and agreements alleged in the Lawsuit, (ii) all transactions and agreements related to the Credit Agreement dated May 4, 2005, between Miller, Prospect, MPC, Inc. and Petro Capital III, LP including, without limitation, the Stock Purchase Warrant dated May 4, 2005, issued to Prospect, the Registration Rights Agreement dated May 4, 2005, by and among Miller and the parties listed on Exhibit A thereto (including, without limitation, the Amendment to Registration Rights Agreement dated December 1, 2005), and all additional Stock Purchase Warrants issued or which should have been issued to Prospect after May 4, 2005; and (iii) all agreements between Miller and Prospect, and their Affiliated Parties.

(b)         Effective upon delivery of the Shares at Closing, Prospect and Miller mutually, fully and finally release and discharge all Affiliated Parties (as that term is defined below) from any and all manner of action or actions, causes or causes of action, warranties, covenants, debts, obligations, controversies, liabilities, variances, judgments, executions, agreements, costs, losses, claims for court costs and attorneys’ fees, suits, contracts, promises, damages, claims, and demands whatsoever, in law or equity, known or unknown, suspected or unsuspected, matured or unmatured, liquidated or unliquidated, absolute or contingent, of every kind and nature whatsoever in law, in equity or otherwise, which it, its successors and assigns could have, now have or hereinafter may have against an Affiliated Party, from the beginning of time up to and including the date of this Agreement, relating to, or arising out of (i) the facts, events, transactions and agreements alleged in the Lawsuit, (ii) all transactions and agreements related to the Credit Agreement dated May 4, 2005, between Miller, Prospect, MPC, Inc. and Petro Capital III, LP including, without limitation,  the Stock Purchase Warrant dated May 4, 2005, issued to Prospect, the Registration Rights Agreement dated May 4, 2005, by and among Miller and the parties listed on Exhibit A thereto (including, without limitation, the Amendment to Registration Rights Agreement dated December 1, 2005), and all additional Stock Purchase

Warrants issued or which should have been issued to Prospect after May 4, 2005; and (iii) all agreements between Miller and Prospect, and their Affiliated Parties.  As used herein, “Affiliated Parties” means each of the parties’ respective affiliates, divisions, parents, subsidiaries, branches, predecessors, successors, assigns, officers, managers, directors, trustees, employees, agents, advisors, shareholders, members, administrators, representatives, attorneys, insurers, fiduciaries, and employee benefit plans and programs and the administrators and fiduciaries thereof, past, present, or future of each of them.

(c)         Without limitation, the foregoing releases extend to all Claims based on statute, rule, regulation, common law or contract and includes all claims for common stock, damages, attorney’s fees, court costs, declaratory and equitable relief.  The foregoing releases shall not release or impair the obligations created by this Agreement.  The parties will never bring suit on, by way of original claim or counterclaim or any other claim, any claim released herein.  The parties also agree that neither the execution of this Agreement nor the Agreement itself is an admission, agreement, acquiescence, or acknowledgement (i) of any liability or wrongdoing by any party, (ii) that any party has breached any contract, committed any tort, violated any federal, state, or local statute, law, rule, regulation, or ordinance of any nature whatsoever, including, but not limited to, any federal, state, or local law against employment discrimination, or (iii) of the merit of any claims, counterclaims, demands, actions, causes of action, affirmative defenses, damages, liabilities, losses, payments, obligations, costs or expenses (including, without limitation, attorneys’ fees and costs) related to any of the foregoing, and each party expressly denies any such liability or wrongdoing.  The parties further agree that this Agreement is being entered into solely for the purposes of amicably resolving any matters in controversy and all disputes or potential disputes between the parties.  Neither this Agreement nor any part hereof shall be, or shall be used as, an admission of infringement, guilt or liability by anyone, at any time, for any purpose.

6.         Miscellaneous.

(a)         Reliance on Own Judgment.  The parties represent that they have carefully reviewed this Agreement, that they understand its terms, that they sought and obtained independent legal advice with respect to the negotiation and preparation of this Agreement, that they relied wholly upon their own judgment and knowledge and the advice of their respective attorneys.  The parties disclaim reliance on any representation or statement not made in this Agreement in deciding to enter into this Agreement.  It is understood and agreed that, in entering into this Agreement, each of the parties expressly assumes the risk that a fact now believed to be true may hereafter be found to be other than true, or found to be different in material or immaterial respects from that which is now believed, and the parties further understand and agree that this Agreement shall be and will remain effective without regard for any differences in fact, or differences in the perception of facts, that may hereafter be found.

(b)         Assumption of Costs and Attorney Fees.  The parties agree to bear their own costs and attorneys’ fees incurred in connection with this dispute, and any other legal proceeding regarding the Claims, and hereby waive all such claims for attorneys’ fees and costs against the other party.

(c)         Ownership of Claims.  The parties represent and warrant to each other that they are the sole and lawful owners of all right, title, and interest in and to every claim, counterclaim, demand, action, cause of action, and other right which they have purported to release herein.

(d)         Non-Assignment of Claims.  The parties represent and warrant to each other that they have not assigned, conveyed, or in any manner whatsoever transferred, in whole or in part, to any other person and/or entity any claims, counterclaims, demands, actions, causes of action, or other rights which are the subject of this Agreement.  This Agreement shall inure to the benefit of the parties and their respective successors and assigns and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assignees.  No party hereby can assign this Agreement or any of their respective obligations absent the express written consent of the other parties hereto.

(e)         Entire Agreement.  The parties agree: (i) that this Agreement contains the entire agreement between the parties with respect to the settlement of the Claims and the transactions described herein and supersedes any and all prior oral or written agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement; (ii) that no oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist, and no evidence of prior, contemporaneous, or future oral agreements may be used to contradict the terms of this Agreement; and (iii) that any reliance on oral agreements or statements in entering into this Agreement will be unjustifiable and unreasonable; and (iv) upon receipt of the Shares, Prospect shall have no right to receive any further shares or warrants from Miller pursuant to existing warrants held by Prospect or any reason based on the same facts or transaction that formed the basis of the Lawsuit.

(f)         Governing Law; Construction of the Agreement; Disputes.  The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the substantive law of the State of New York, for contracts made and to be enforced therein, without regard to principles of conflicts of laws.  The parties further agree that, because the parties and their counsel have reviewed and contributed to the drafting of this Agreement, the normal rule of construction that any ambiguities in an agreement are to be construed against the drafter is inapplicable to the construction of this Agreement.  EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.  Notwithstanding any provision of this

Agreement or any other agreement or document, should any party hereto or any affiliate of any such party wish to assert any claim against any other party, or any of such party’s agents, representatives, associates or affiliates (any such party, a “Disputing Party”), arising under or in connection with this Agreement and its enforcement, the parties hereby agree to resolve and exclusively settle any dispute or controversy arising under or in connection with this Agreement and its enforcement, including but not limited to any issue regarding arbitrability, not to a court but only to binding arbitration in New York City in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (“the Rules”), except as modified herein; provided, however, that nothing herein shall require arbitration of any claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement.  The arbitration shall be held and the award shall be issued in New York, New York before a single arbitrator (the “Arbitrator”), agreed to by the parties within 30 business days of receipt by any of the parties of a copy of the demand for arbitration, or in default thereof, appointed by the AAA in accordance with listing, ranking and striking provisions in the Rules.  In the event that ancillary procedures are required to ensure enforcement of this arbitration agreement or the confirmation of any award, each party consents and agrees that the state or federal courts located in New York County, City of New York, New York, shall have exclusive jurisdiction to hear and determine any claims or disputes between or among any Disputing Parties arising under or in connection with this Agreement and its enforcement, and irrevocably consents to said jurisdiction.  This consent to jurisdiction shall not be construed to diminish the mandatory arbitration provisions in the preceding paragraph.

(g)         Attorneys’ Fees For Claims Involving Agreement.  In the event any legal proceeding is instituted among the parties to enforce this Agreement, the losing party (as determined in a final, non-appealable order issued by a court of competent jurisdiction) shall pay to the prevailing party all of the prevailing party’s reasonable attorneys’ fees.

(h)         Parties’ Promises.  The parties covenant, warrant and represent that each party will not in any way institute, aid, abet, assist, join in as a class member or otherwise and/or participate in the pursuit of any suit, action, charge, arbitration, disputes, proceedings, claims or actions brought against any one or more of the other  party or its Affiliated Parties with respect to any claims, disputes or controversies, including with respect to the Claims referred to above, and neither party shall induce any other person or entity to file any of the foregoing, including with respect to any Claims, or provide any support or encouragement, directly or indirectly, to anyone filing any of the foregoing, including with respect to any Claims, except as may be necessary to enforce this Agreement.

(i)         Confidentiality.  Either party may file this Agreement in connection with its federal securities law disclosure obligations, if that party receives advice from its attorneys that disclosure is appropriate.  The parties agree that all settlement discussions, including all terms and amounts discussed, shall be kept strictly confidential and shall not be disclosed to any person or entity other than a party, except that disclosure may be made in the following circumstances: (a) upon the express written consent of the other party evidenced by a formal written instrument (and not by an email or series of emails) signed by John F. Barry III as an authorized signatory of Prospect in blue ink and Miller; (b) upon compulsion of law, court process and/or at request of any governmental or regulatory or self-regulatory authority; (c) as needed in compliance with any securities industry regulatory filing requirements; or (d) to an attorney, an accountant, employee or other professional advisor for a party who is required to know of this Agreement or its terms in order to carry on his business affairs in the ordinary course of business; provided, that such attorney, accountant, employee or professional advisor shall agree to maintain the confidentiality of this Agreement in accordance with the terms hereof.

(j)         Severability.  All provisions of this Agreement are severable, and the unenforceability or invalidity of any of the provisions of this Agreement in any jurisdiction shall not affect the validity or enforceability of this Agreement in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.  Should any part of this Agreement be held unenforceable in any jurisdiction, the unenforceable portion or portions shall be removed in such jurisdiction (and no more), without affecting enforceability elsewhere, and the remaining portions of this Agreement shall be enforced in each such jurisdiction as fully as possible (removing the minimum amount possible).

(k)         Amendment and Waiver.  This Agreement may not be modified or amended except by a formal written instrument (and not by an email or series of emails) signed by John F. Barry III as an authorized signatory of Prospect and by Miller, each in blue ink.  No term or provision of this Agreement may be waived except by a formal written instrument signed (and not by an email or series of emails) by the party against whom such waiver is sought in blue ink; provided, that in the case of Prospect, such waiver must be signed by John F. Barry III in blue ink.  Any party’s failure to insist at any time upon strict compliance with this Agreement or with any of the terms of the Agreement or any continued course of such conduct on its part shall not constitute or be considered a waiver by such party of any of its rights or privileges.  A waiver or consent, express or implied, of or to any breach or default by any party in the performance by that party of its obligations with respect to the Agreement is not a waiver or consent of or to any other breach or default in the performance by that party of the same or any other obligations of that party.

(l)         Counterparts.  This Agreement may be executed in duplicate originals, all of which taken together shall constitute one and the same document, and facsimile signatures shall be binding upon the parties hereto.

The parties have executed this Agreement as of the dates shown below and the persons signing below are duly authorized to execute this Agreement.

DATE: December 3, 2010	Miller Petroleum, Inc.

	By:	/s/ Scott M. Boruff
	Its:	CEO

DATE: December 3, 2010	Prospect Capital Corporation

	By:	/s/ David Belzer
	Its:	Authorized Signatory